Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Fourth Quarter and Full Year 2011 Results

SAN JOSE, Calif.—February 16, 2012—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its fourth fiscal quarter and year ended December 31, 2011.

Total revenues for the fourth fiscal quarter of 2011 totaled $17.6 million, up 4% from $16.9 million for the third fiscal quarter of 2011 and up 9% when compared with total revenues of $16.2 million for the fourth fiscal quarter of 2010. Gainshare performance incentives revenues totaled $3.4 million, up 13% from $3.0 million for the third fiscal quarter of 2011 and down 29% when compared to gainshare performance incentives revenues of $4.9 million for the fourth fiscal quarter of 2010.

Revenues for the fiscal year ended December 31, 2011 totaled $66.7 million, up 8% from $61.7 million for the fiscal year ended December 31, 2010. Gainshare performance incentives revenues for the fiscal year ended December 31, 2011 totaled $15.1 million, down 19% from $18.6 million for the fiscal year ended December 31, 2010.

On a GAAP basis, net income for the fourth fiscal quarter of 2011 was $2.1 million, or $0.07 per basic and diluted share, compared to net income of $626,000, or $0.02 per basic and diluted share, for the third fiscal quarter of 2011, and net income of $326,000, or $0.01 per basic and diluted share, for the fourth fiscal quarter of 2010.

Net income for the fiscal year ended December 31, 2011 was $1.9 million, or $0.07 per basic and diluted share, compared to net income of $22,000, or $0.00 per basic and diluted share for the fiscal year ended December 31, 2010.

Cash and cash equivalents were $46.0 million at December 31, 2011 compared to cash and cash equivalents of $38.2 million at December 31, 2010.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net income (loss), excluding stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net income for the fourth fiscal quarter of 2011 was $3.3 million, or $0.12 per diluted share, compared to non-GAAP net income of $2.0 million, or $0.07 per diluted share, for the third fiscal quarter of 2011, and non-GAAP net income of $2.3 million, or $0.08 per diluted share for the fourth fiscal quarter of 2010. Also, using this non-GAAP measure, the non-GAAP net income for the fiscal year ended December 31, 2011 was $7.4 million, or $0.26 per diluted share, compared to non-GAAP net income of $7.8 million, or $0.28 per diluted share, for the fiscal year ended December 31, 2010.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today, February 16, 2012. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle®, CV®, dataPOWER®, mæstria®, PDF Solutions, and the PDF Solutions® logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,	December 31,
	2011	2010(*)

ASSETS
Current assets:
Cash and cash equivalents	$46,041	$38,154
Accounts receivable, net	20,863	22,121
Prepaid expenses and other current assets	3,717	3,185
Total current assets	70,621	63,460
Non-current investments	784	718
Property and equipment, net	777	797
Intangible assets, net	539	1,369
Other non-current assets	1,663	2,048
Total assets	74,384	68,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$974	$1,080
Accrued compensation and related benefits	5,026	3,964
Accrued and other current liabilities	2,335	2,636
Deferred revenues	2,961	3,021
Billings in excess of recognized revenues	2,089	1,802
Current portion of long-term debt	-	108
Total current liabilities	13,385	12,611
Long-term income taxes payable	3,489	3,690
Other non-current liabilities	667	1,259
Total liabilities	17,541	17,560

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	208,826	200,866
Treasury stock at cost	(22,899)	(19,298)
Accumulated deficit	(128,789)	(130,669)
Accumulated other comprehensive income	(299)	(71)
Total stockholders’ equity	56,843	50,832
Total liabilities and stockholders’ equity	$74,384	$68,392

(*)  Includes revisions to correct previously reported amounts. As a part of the Company’s remediation process to address material weaknesses in its internal control over financial reporting as reported in its Form 10-K in fiscal year 2010, the Company implemented additional internal control and review procedures. Through such procedures, during the fiscal year 2011, the Company identified errors that affected prior periods, including primarily relating to its accounting for stock compensation under its employee stock purchase plan. The effect of the errors was not material to any previously issued financial statements; however, the cumulative effect of correcting the errors in the current year would have been material to fiscal year 2011.  Therefore, the Company revised its prior period financial statements. As part of this revision, the Company also reversed other previously disclosed out-of-period adjustments, which were immaterial, and recorded them instead in the periods in which the errors originated. The aggregate impact by quarter was to increase net income by $170,000 for the three months ended December 31, 2010. The aggregate impact by the year was to decrease net income by $225,000 for the year ended December 31, 2011 and decrease net income by $204,000 for the year ended December 31, 2010.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010(*)	2011	2010(*)

Revenues:
Design-to-silicon-yield solutions	$14,160	$13,903	$11,352	$51,633	$43,080
Gainshare performance incentives	3,436	3,036	4,866	15,079	18,570
Total revenues	17,596	16,939	16,218	66,712	61,650

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	8,066	7,650	7,004	29,416	26,900
Amortization of acquired technology	158	156	207	626	1,285
Total cost of design-to-silicon-yield solutions	8,224	7,806	7,211	30,042	28,185
Gross profit	9,372	9,133	9,007	36,670	33,465

Operating expenses:
Research and development	3,060	3,366	3,997	13,972	14,955
Selling, general and administrative	4,119	4,158	3,480	18,358	16,002
Amortization of other acquired intangible assets	51	51	57	204	295
Restructuring charges	19	4	615	(110)	885
Total operating expenses	7,249	7,579	8,149	32,424	32,137

Income (loss) from operations	2,123	1,554	858	4,246	1,328
Interest and other income (expense), net	282	201	(10)	73	20
Income (loss) before income taxes	2,405	1,755	848	4,319	1,348
Income tax provision (benefit)	292	1,129	522	2,439	1,326
Net income (loss)	$2,113	$626	$326	$1,880	$22

Net income (loss) per share:
Basic	$0.07	$0.02	$0.01	$0.07	$0.00
Diluted	$0.07	$0.02	$0.01	$0.07	$0.00

Weighted average common shares:
Basic	28,298	28,124	27,566	28,086	27,257
Diluted	28,518	28,348	27,767	28,431	27,471

(*)  Includes revisions to correct previously reported amounts.

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME TO EBITAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010(*)	2011	2010(*)
GAAP net income	$2,113	$626	$326	$1,880	$22
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	1,004	1,193	1,122	4,791	5,313
Amortization of acquired technology	158	156	207	626	1,285
Amortization of other acquired intangible assets	51	51	57	204	295
Restructuring charges	19	4	615	(110)	885
Non-GAAP net income	$3,345	$2,030	$2,327	$7,391	$7,800

Adjustments to reconcile non-GAAP net income to EBITAR(**):
Tax provision (benefit)	292	1,129	522	2,439	1,326
EBITAR	$3,637	$3,159	$2,849	$9,830	$9,126

EBITAR as a percentage of total revenues	21%	19%	18%	15%	15%

GAAP net income per diluted share	$0.07	$0.02	$0.01	$0.07	$0.00
Non-GAAP net income per diluted share	$0.12	$0.07	$0.08	$0.26	$0.28

Shares used in diluted shares calculation	28,518	28,348	27,767	28,431	27,471

(*)    Includes revisions to correct previously reported amounts.
(**)  EBITAR means the Company’s non-GAAP, pre-tax net income, which excludes stock-based compensation, amortization of acquired intangibles, restructuring charges and tax provisions.